Exhibit 4.7

CERTIFICATE OF FORMATION OF IH MERGER SUB, LLC Dated as of August 8, 2017

This Certificate of Formation of IH Merger Sub, LLC is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq.

1. Name. The name of the limited liability company formed hereby is IH Merger Sub, LLC (the “Company”).

2. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808.

3. Registered Agent. The name and address of the registered agent of the Company in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of IH Merger Sub, LLC as of the date first above written.

By:	/s/ Elizabeth Romefelt
	Name:	Elizabeth Romefelt
	Title:	Authorized Person

[Signature Page to Certificate of Formation (IH Merger Sub, LLC)]